As filed with the Securities and Exchange Commission on April 10, 2007

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

SiRF TECHNOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0576030
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

217 Devcon Drive San Jose, California	95112
(Address of principal executive offices)	(Zip Code)

SiRF Technology Holdings, Inc. 2004 Stock Incentive Plan

(Full title of the plans)

Michael Canning President and Chief Executive Officer SiRF Technology Holdings, Inc. 217 Devcon Drive San Jose, California (408) 467-0410	Copy to: Noelle Matteson, Esq. Pillsbury Winthrop Shaw Pittman LLP 2475 Hanover Street Palo Alto, CA 94304 (650) 233-4500
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered (1)	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share: To be issued under the SiRF Technology Holdings, Inc. 2004 Stock Incentive Plan	2,614,194	$27.39	$71,602,774	$2,199

(1)	The securities to be registered include options and rights to acquire Common Stock.
(2)	Calculated pursuant to General Instruction E to Form S-8. Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(3)	Offering prices of shares and options to purchase shares that have not yet been granted as of the date of this Registration Statement are estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purposes of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on April 3, 2007. Offering prices are estimated solely for the purpose of calculating the registration fee.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

INFORMATION REQUIRED PURSUANT TO

GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission on May 6, 2004 (File No. 333-115242), March 23, 2005 (File No. 333-123517), and March 31, 2006 (File No. 333-132907) are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

(a) Registrant’s Annual Report on Form 10-K (File No. 0-50669) for the fiscal year ended December 31, 2006.

(b) Registrant’s Current Reports on Form 8-K (File No. 0-50669) filed with the Commission on January 31, 2007, February 1, 2007 and February 28, 2007.

(c) The description of Registrant’s Capital Stock contained in Registrant’s registration statement on Form 8-A, filed on April 1, 2004 (File No. 0-50669) pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, (excluding any portions thereof furnished under Items 2.02 or 7.01 of Form 8-K) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Exhibits.

Exhibit No.	Description
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 2).

1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on the 6th day of April, 2007.

SIRF TECHNOLOGY HOLDINGS, INC.

By	/s/ Michael L. Canning
Michael L. Canning
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Canning and Geoffrey Ribar and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Michael L. Canning	President, Chief Executive Officer and	April 6, 2007
Michael L. Canning	Director (Principal Executive Officer)

/s/ Geoffrey Ribar	Senior Vice President and Chief Financial	April 6, 2007
Geoffrey Ribar	Officer (Principal Financial and Accounting Officer)

/s/ Kanwar Chadha	Director	April 6, 2007
Kanwar Chadha

/s/ Diosdado P. Banatao	Chairman of the Board	April 6, 2007
Diosdado P. Banatao

/s/ Moiz M. Beguwala	Director	April 6, 2007
Moiz M. Beguwala

/s/ Mohanbir Gyani	Director	April 6, 2007
Mohanbir Gyani

/s/ Stephen C. Sherman	Director	April 6, 2007
Stephen C. Sherman

/s/ James M. Smaha	Director	April 6, 2007
James M. Smaha

/s/ Sam S. Srinivasan	Director	April 6, 2007
Sam S. Srinivasan

2

INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 2).